Exhibit 1.01
CONFLICT MINERALS REPORT
for the Calendar Year Ended December 31, 2015
Date: May 31, 2016
Introduction
EnerSys (the “Company,” “we,” or “us”), the global leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. Principally, we are a downstream supplier of battery-related products to customers who have energy storage needs. We market our products globally to over 10,000 customers in more than 100 countries through a network of distributors, independent representatives and our internal sales force. Our business is highly decentralized with manufacturing locations throughout the world. More than half of our manufacturing capacity is located outside the United States, and approximately 60% of our net sales were generated outside the United States. More specifically, we currently have significant manufacturing and/or distribution facilities outside of the United States in Argentina, Australia, Belgium, Brazil, Bulgaria, Canada, the Czech Republic, France, Germany, India, Italy, Mexico, The People’s Republic of China, Poland, South Africa, Spain, Switzerland, Tunisia and the United Kingdom.
On August 22, 2012, the Securities and Exchange Commission (the “SEC”) issued final rules (the “Conflict Minerals Rules”) to implement Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which requires companies that file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), like us, to provide disclosures about conflict minerals that are “necessary to the functionality or production of a product manufactured by the company.” Conflict minerals, for purposes of these Conflict Minerals Rules, are defined by the SEC to be gold, columbite-tantalite (or coltan, as it is also called), cassiterite, and wolframite, including their derivatives, which are limited to, by the SEC’s rule, tantalum, tin, and tungsten, unless the Secretary of State determines that additional derivatives are financing conflict in the Democratic Republic of Congo or adjoining countries, called the Covered Countries.
These Conflict Minerals Rules promulgated by the SEC require companies like us to undertake a three-step process. First, we need to determine if these rules apply to us by determining if conflict minerals are necessary to the functionality or production of products that we manufacture or contract to be manufactured. If the rules apply, we are required to conduct a reasonable country of origin inquiry to determine if the conflict minerals in our supply chain during the calendar year ended December 31, 2015 originated from the Covered Countries. If we are unable to draw a conclusion from our reasonable country of origin inquiry, we are required to exercise due diligence on the conflict minerals’ source and chain of custody and to prepare a more detailed Conflict Minerals Report.
Determination of Applicability of Conflict Minerals Rules
We have determined that (a) tin (the “Battery Conflict Mineral”) is necessary to the functionality or production of our lead-acid batteries and (b) gold, tantalum and tin (the “Electronics Conflict Minerals,” and together with Battery Conflict Mineral, the “Subject Minerals”) are generic electronic components, for circuit boards, resistors, capacitors, and transformers, which we use in our battery chargers and accordingly are necessary to the functionality or production of our battery chargers.
Reasonable Country of Origin Inquiry
Pursuant to the Conflict Minerals Rules, we conducted a good faith inquiry regarding the country of origin of the Subject Minerals used in connection with our products. As part of our inquiry, we continue to monitor smelters previously reported to, or identified by, us as well as those newly identified as part of our inquiry. In addition, based on the information we receive through the Conflict Free Smelter Program, an independent third-party audit program, of the Conflict-Free Sourcing Initiative (“CFSI”) and the report from the U.S. Department of Commerce on conflict minerals processing facilities, as well as our review of publicly available information about identified smelters, we have identified the country of origin information of the Subject Minerals contained in our products, excluding recycled and scrap sources. We believe that this inquiry was reasonably designed to determine whether any of such minerals originated in the Covered Countries or are from recycled or scrap sources. Based upon the inquiry undertaken, we were unable to conclude that the Subject Minerals did not originate in the Covered Countries or that the Subject Minerals are solely from scrap or recycled sources. Accordingly, as required by the Conflict Minerals Rules, because we were unable to conclude the country of origin of the Subject Minerals, we must exercise due diligence on their source and chain of custody.
Due Diligence
We designed our due diligence measures to conform to the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Second Edition), including the related supplements on tantalum, tin, and gold (collectively, the “OECD Framework”). Consistent with the OECD Framework, we undertook a risk-based approach based upon our position in the supply chain for both the Battery Conflict Mineral and the Electronic Conflict Minerals.
As part of our due diligence, we formed a cross-functional compliance team, involving our internal audit, information technology, legal and purchasing departments, to support our Vice President of Global Procurement, who is responsible for all sourcing decisions. We developed a proprietary electronic platform to solicit and collect supply chain information from our suppliers and vendors that was based, in part, on templates developed by Electronics Industry Citizenship Coalition, Inc. and Global e-Sustainability Initiative. We also conducted interviews with suppliers and vendors and, as part of our normal course of business, conducted on-site due diligence. Responses were reviewed by our compliance team as well as screened by our internal audit department. As part of the process, any red flags identified were brought to the immediate attention of our Vice President of Global Procurement for remedial action. All of our suppliers and vendors are required to comply with our Social Responsibility Disclosure Statement, which covers conflict minerals from the Covered Countries, and our purchasing department reviewed supplier and vendor compliance with the same. Our purchasing department continues to incorporate compliance with the Conflict Minerals Rules into its purchase orders and supply agreements. We believe that, as a result, we were able to identify and assess risk in our supply chain based on a number of factors, including, but not limited to, annual spend and geographic location.
With respect to our Battery Conflict Mineral, most suppliers indicated that such tin originated from scrap or recycled sources. For suppliers that provided smelter information, all such smelters had been certified by the CFSI as “conflict-free” and continue to participate in CFSI’s Conflict-Free Smelter Program. Additionally, in order to further improve the due diligence of our Battery Conflict Mineral, we intend to continue, among other things:

•	to monitor the sourcing of our supply chain through roll-out of purchase order terms, supplier and employee education, and on-site visits and audits;

•	to ensure that our suppliers use tin from either scrap or recycled sources or from smelters participating in a program such as CFSI’s program to obtain a “conflict-free” designation; and

•	to increase the response rate of suppliers and any identified smelters.
As a result of our due diligence efforts, with respect to the Electronics Conflict Minerals used, many of our electronics component suppliers were unable to assist us in tracing those relevant component parts to their original manufacturer or processor. Based upon the information we received and the due diligence we undertook, we note that we did not receive any information that led us to believe that such Electronics Conflict Minerals originated from the Covered Countries. Many of the key electronics distributors have provided statements that they support the initiatives and are seeking all their suppliers to be “conflict-free”. In order to further improve the due diligence of our Electronics Conflict Minerals, we are, among other things:

•	improve the effectiveness of the supplier communication program through our purchasing department;

•	requiring additional training for our suppliers and employees;

•	auditing key high risk suppliers, including more on-site visits;

•	requesting smelters identified as a result of our due diligence to participate in a program such as CFSI’s program to obtain a “conflict-free” designation;

•	considering requiring non-conflict minerals be used in the electronic circuit boards used in our battery chargers;

•	participating in CFSI’s conflict-free supplier programs;

•	participating in the CFSI’s Global Smelter Engagement team to actively encourage suppliers to join the CFSI program; and

•	increasing the response rate of suppliers.
Product Description
The relevant products covered by this Report are:
Lead-Acid Batteries. Our lead-acid batteries are used as energy storage solutions for:

•
reserve power products, which are used for backup power for the continuous operation of critical applications in telecommunications systems, uninterruptible power systems, or “UPS” applications for computer and computer-controlled systems, and other specialty power applications, including security systems, premium starting, lighting and ignition applications, in switchgear, electrical control systems used in electric utilities, large-scale energy storage, energy pipelines, in commercial aircraft, satellites, military aircraft, submarines, ships and tactical vehicles; and

•
motive power products, which are used to provide power for manufacturing, warehousing and other material handling equipment, primarily electric industrial forklift trucks, mining equipment, and diesel locomotive starting and other rail equipment.

All smelters identified as processing our Battery Conflict Mineral received a “conflict-free” designation from CFSI and continue to participate in its “conflict-free” smelter program.
Battery Chargers. Our battery chargers are used with both reserve power products and motive power products, as each are described above. As a downstream consumer of electronics components and due in large part to the complexity of the electronics supply chain, our suppliers were unable to provide us with information to enable us to identify the source, whether recycled or scrap, of, or facilities that process, the Electronics Conflict Minerals that are present in the electronic circuit boards we use for our battery chargers. Accordingly, we cannot identify the country of origin of such Electronics Conflict Minerals.
Enclosures. Our enclosures are used with reserve power products as described above. As a downstream consumer of electronics components and due in large part to the complexity of the electronics supply chain, our suppliers were unable to provide us with information to enable us to identify the source, whether recycled or scrap, of, or facilities that process, the Electronics Conflict Minerals that are present in the electronic circuit boards we use for our enclosures. Accordingly, we cannot identify the country of origin of such Electronics Conflict Minerals.
Determination
Based on the information obtained during our due diligence through December 31, 2015, we believe that the facilities that may have been used to process the Subject Minerals in our lead-acid batteries and battery chargers include the smelters listed in Annex I.
Based on these due diligence efforts, we do not have sufficient information to conclusively determine the countries of origin of the EnerSys Conflict Materials in our products or whether the Subject Minerals in our products are from recycled or scrap sources. However, based on the information obtained during our due diligence, we believe that the countries of origin of the Subject Minerals contained in our products include the countries listed in Annex II attached, as well as recycled and scrap sources.
As permitted by the Conflict Minerals Rules, because we were unable to determine the countries of origin of the EnerSys Conflict Materials, this report is not required to be audited.
We have provided information as of the date of this Report. Subsequent events, such as the inability or unwillingness of any suppliers or smelters to comply with our requests or due diligence may affect our future determinations under Rule 13p-1 promulgated under the Exchange Act.

Annex I
Process Facilities
as of December 31, 2015

Subject Metal	Facility Name of Smelter or Refiner	Country location of Smelter or Refiner

Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	L' azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Company Limited	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
Gold	Argor-Heraeus SA	Switzerland
Gold	Asahi Pretec Corporation	Japan
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Métaux SA	Switzerland
Gold	Chimet S.p.A.	Italy
Gold	Daejin Indus Co., Ltd.	Republic of Korea
Gold	DODUCO GmbH	Germany
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	OJSC Novosibirsk Refinery	Russian Federation
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Ltd. Hong Kong	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Company Limited	China
Gold	Asahi Refining USA Inc.	United States
Gold	Asahi Refining USA Inc.	United States
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States

Subject Metal	Facility Name of Smelter or Refiner	Country location of Smelter or Refiner
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	LS-NIKKO Copper Inc.	Republic of Korea
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies SA	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Gold	Nihon Material Co., Ltd.	Japan
Gold	Elemetal Refining, LLC	United States
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	PAMP SA	Switzerland
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Précinox SA	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Royal Canadian Mint	Canada
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	SEMPSA Joyería Platería SA	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi SA	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China
Gold	Umicore Precious Metals Thailand	Thailand

Subject Metal	Facility Name of Smelter or Refiner	Country location of Smelter or Refiner
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Republic Metals Corporation	United States
Gold	KGHM Polska Miedź Spółka Akcyjna	Poland
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	T.C.A S.p.A	Italy
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Asahi Refining Canada Limited	Canada
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Sabin Metal Corp.	United States
Gold	So Accurate Group, Inc.	United States
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Sudan Gold Refinery	Sudan
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	Caridad	Mexico
Gold	DSC (Do Sung Corporation)	Republic of Korea
Gold	Advanced Chemical Company	United States
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Samduck Precious Metals	Republic of Korea
Gold	Torecom	Republic of Korea
Gold	Faggi Enrico S.p.A.	Italy
Gold	Geib Refining Corporation	United States
Gold	Korea Zinc Co. Ltd.	Republic of Korea
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Chugai Mining	Japan
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hwasung CJ Co., Ltd.	Republic of Korea
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Korea Metal Co., Ltd.	Republic of Korea
Gold	SAMWON Metals Corp.	Republic of Korea
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China

Subject Metal	Facility Name of Smelter or Refiner	Country location of Smelter or Refiner
Gold	Morris and Watson	New Zealand
Gold	SAAMP	France
Gold	Kyrgyzaltyn JSC	Kyrgystan
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	Duoluoshan	China
Tantalum	Exotech Inc.	United States
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	Hi-Temp Specialty Metals, Inc.	United States
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	King-Tan Tantalum Industry Ltd.	China
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Molycorp Silmet A.S.	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	QuantumClean	United States
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemicals	Japan
Tantalum	Telex Metals	United States
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	Zhuzhou Cemented Carbide	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	D Block Metals, LLC	United States
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	KEMET Blue Powder	United States
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck GmbH Goslar	Germany
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Germany

Subject Metal	Facility Name of Smelter or Refiner	Country location of Smelter or Refiner
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Tranzact, Inc.	United States
Tantalum	Resind Indústria e Comércio Ltda.	Brazil
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	Alpha	United States
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil
Tin	CV Gita Pesona	Indonesia
Tin	PT Justindo	Indonesia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting	Indonesia
Tin	Dowa	Japan
Tin	EM Vinto	Bolivia
Tin	Fenix Metals	Poland
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Metallic Resources, Inc.	United States
Tin	Metallo-Chimique N.V.	Belgium
Tin	Mineração Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	Operaciones Metalurgical S.A.	Bolivia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia

Subject Metal	Facility Name of Smelter or Refiner	Country location of Smelter or Refiner
Tin	PT Tommy Utama	Indonesia
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais Ltda.	Brazil
Tin	Thaisarco	Thailand
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	Yunnan Tin Group (Holding) Company Limited	China
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	PT Wahana Perkit Jaya	Indonesia
Tin	Melt Metais e Ligas S/A	Brazil
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	PT Inti Stania Prima	Indonesia
Tin	CV Ayi Jaya	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	Resind Indústria e Comércio Ltda.	Brazil
Tin	Elmet S.L.U. (Metallo Group)	Spain
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	Gejiu Fengming Metalurgy Chemical Plant	China
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT Seirama Tin Investment	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	PT Karimun Mining	Indonesia
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Phoenix Metal Ltd.	Rwanda
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	CV Dua Sekawan	Indonesia
Tin	An Thai Minerals Company Limited	Vietnam
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	China

Subject Metal	Facility Name of Smelter or Refiner	Country location of Smelter or Refiner
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Estanho de Rondônia S.A.	Brazil
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	Kennametal Huntsville	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	H.C. Starck GmbH	Germany
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Niagara Refining LLC	United States
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Vietnam
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Kennametal Huntsville	United States
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China

Subject Metal	Facility Name of Smelter or Refiner	Country location of Smelter or Refiner
Tungsten	Ganxian Shirui New Material Co., Ltd.	China

Note: Smelter and refiner facility names originate from information provided by CFSI.

Annex II
Countries of Origin

Australia	Philippines
Austria	Poland
Belgium	Republic of Korea
Bolivia	Russian Federation
Brazil	Rwanda*
Canada	Saudi Arabia
Chile	Singapore
China	South Africa
Estonia	Spain
France	Sudan
Germany	Sweden
India	Switzerland
Indonesia	Taiwan
Italy	Thailand
Japan	Turkey
Kazakhstan	United Arab Emirates
Kyrgystan	United Kingdom
Malaysia	United States
Mexico	Uzbekistan
Netherlands	Vietnam
New Zealand	Zimbabwe
Peru

*     An adjoining country to the Democratic Republic of Congo.